Exhibit 99.1

Financial News Release
For Immediate Release

Contact Information:	Investor Inquiries Michael Yonker Pixelworks, Inc. Tel: (503) 454-4515 E-mail: myonker@pixelworks.com Web site: www.pixelworks.com	Media Inquiries Chris Bright Pixelworks, Inc. Tel: (503) 454-1770 E-mail: cbright@pixelworks.com
Conference Call at 6 a.m. PDT, October 26, 2006 — Pixelworks will host a conference call at 6 a.m. PDT, October 26, 2006, which can be accessed at (913) 312-1266 and using pass code 5152943. The conference call will also be available through a Web broadcast that can be accessed by visiting the Investor Relations section at www.pixelworks.com. A replay of the conference call will be available through October 31, 2006, and can be accessed by calling (719) 457-0820 using pass code 5152943. A replay of the Web broadcast will be available through November 26, 2006.
Pixelworks Reports Third Quarter 2006 Financial Results
     Tualatin, Ore., October 26, 2006 — Pixelworks, Inc. (NASDAQ:PXLW), a leading provider of system-on-chip ICs for the advanced display industry, today announced financial results for the third quarter ended September 30, 2006.
     Revenue for the third quarter was $36.3 million, a 17 percent increase from revenue of $30.9 million in the second quarter and a 22 percent decrease from revenue of $46.8 million in the third quarter of 2005. The sequential increase in revenue was driven primarily from Opal based image processor products ramping into production with customers in the advanced television and front projection markets ahead of the holiday buying season.
     Third quarter 2006 GAAP gross profit margin was consistent with second quarter 2006 GAAP gross profit margin at 37.5 percent, compared to 31.3 percent in the third quarter of 2005. Non-GAAP gross profit margin was 39.6 percent in the third quarter, compared to 40.0 percent in the second quarter and 43.8 percent in the third quarter of 2005. Non-GAAP gross profit margin excludes the non cash effects of $750,000 in amortization of acquired developed technology and stock based compensation expense. In addition, both GAAP and non-GAAP cost of sales in the third quarter included $2.0 million for inventory scrap and reserves that were recorded primarily for excess and obsolete inventory related to older Advanced Media Processor products no longer in production.
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Pixelworks Reports Third Quarter 2006 Financial Results
October 26, 2006

     GAAP operating expenses were $24.3 million in the third quarter compared to $157.5 million in the second quarter of 2006 and $24.8 million in the third quarter of 2005. Included in GAAP operating expenses in the third quarter of 2006 was a $1.9 million restructuring charge relating to space consolidation and reductions in force announced in April. GAAP operating expenses in the second quarter of 2006 included a $133.7 million non-cash goodwill impairment charge and $0.9 million restructuring charge.
     Non-GAAP operating expenses were down slightly to $20.2 million in the third quarter compared to $20.4 million in the second quarter. Compared to the third quarter of 2005, non-GAAP operating expenses were down from $23.8 million primarily due to lower compensation expense associated with a reduction in work force as part of restructuring the company. Non-GAAP operating expenses exclude non-cash expenses for the impairment of goodwill, amortization of acquired intangible assets, stock-based compensation and restructuring charges.
     The third quarter GAAP net loss was ($10.1) million, or ($.21) per diluted share, including non-cash expenses totaling $4.9 million for stock-based compensation, the amortization of acquired intangible assets and the restructuring charge. This compares to a net loss of ($145.6) million or ($3.02) per diluted share in the second quarter of 2006 which included non-cash expenses totaling $137.9 million for the impairment of goodwill, stock-based compensation expense, the amortization of acquired intangibles and a restructuring charge. Third quarter 2005 GAAP net loss was ($5.3) million, or ($0.11) per diluted share.
     The third quarter 2006 net loss on a non-GAAP basis was ($5.2) million or ($.11) per diluted share compared to a net loss of ($7.7) million or ($.16) per diluted share in the second quarter of 2006 and net loss of ($0.6) million or ($0.01) per diluted share in the third quarter of 2005. Non-GAAP losses exclude the effects of various non-cash expense items and restructuring charges. A detailed reconciliation of non-GAAP financial measures to comparable GAAP measures is included in the accompanying financial schedules.
     Cash and marketable securities, consisting of cash and cash equivalents, short-term marketable securities, and long-term marketable securities increased by $5.4 million during the quarter and ended at $131.5 million. The increase in cash came primarily from an improvement in the operating cash flows of the company during the quarter and lower working capital requirements as a result of a decrease in inventory.
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Pixelworks Reports Third Quarter 2006 Financial Results
October 26, 2006

     “We made some positive progress this quarter but we clearly must do more on all fronts,” said Allen Alley President, CEO and Chairman of Pixelworks. “While I was pleased to see the continued strength of our Opal image processor products ramping into production, this is only one of several important steps in our journey back to sustained profitability,” continued Alley. “Looking forward, we must continue to reduce operating expenses while at the same time, make the investments necessary to win tier one business and to complete the development of our next generation advanced television and projector products,” concluded Alley.
Business Outlook for Fourth Quarter 2006
     The following Business Outlook statements are based on the company’s current expectations. These statements are forward-looking, subject to risks and uncertainties, and actual results may differ materially. These statements do not include the potential impact of any investments outside the ordinary course of business, or mergers or acquisitions that may be completed after September 30, 2006. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this press release. The inclusion of any Business Outlook statement in this release does not constitute a suggestion by the company or any other person that the events or circumstances described in such statements are material. The company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in this release will not be realized.
     The company estimates net loss per diluted share in the fourth quarter of 2006 to be ($0.15) to ($0.23) on a GAAP basis and ($0.10) to ($0.17) on a non-GAAP basis, based on the following estimates:
•	Revenue of $28.0 to $32.0 million. Revenue is highly dependent on a number of factors including, but not limited to, consumer confidence and spending, seasonality in the consumer electronics market, general economic conditions, the company’s ability to secure additional design wins, timely customer transition to new product designs, new product introductions, production yields, growth rates in the advanced television, multimedia projector, flat panel monitor and digital streaming media markets, levels of inventory at distributors and customers, and increased supply of products from the company’s third party foundries.
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Pixelworks Reports Third Quarter 2006 Financial Results
October 26, 2006

•	GAAP gross profit margin of 39 to 41 percent. Non-GAAP gross profit margin of 41 to 43 percent, which excludes an estimated $750,000 in non-cash expenses for the amortization of acquired developed technology and stock-based compensation. Gross profit margin may be higher or lower than expected due to many factors including, but not limited to, competitive pricing actions, changes in estimated product costs, revenue levels and product mix, new product yields, and inventory and warranty reserve changes.
•	GAAP operating expenses of $21.0 million to $22.5 million and non-GAAP operating expenses of $19.0 million to $20.0 million. Excluded from non-GAAP operating expenses are an estimated $2.0 to $2.5 million in non-cash expenses for stock-based compensation and amortization of acquired intangible assets.
•	Interest and other income, net of approximately $600,000.
•	A tax provision of approximately $100,000 on a GAAP and non-GAAP basis. Both the GAAP and non-GAAP effective tax rates are subject to significant variation on an ongoing basis due to changes in the level of loss or income before taxes, deferred tax assets, research and development tax credits, and other factors.
About Pixelworks, Inc.
     Pixelworks, headquartered in Tualatin, Oregon, is a leading provider of system-on-chip ICs for the advanced display industry. Pixelworks’ solutions provide the intelligence for advanced televisions, multimedia projectors, digital streaming media devices and flat panel monitors by processing and optimizing video and computer graphics signals to produce high quality images. Many of the world’s leading manufacturers of consumer electronics and computer display products utilize our technology to enhance image quality and ease of use of their products.
     For more information, please visit the company’s Web site at www.pixelworks.com.
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     Pixelworks is a trademark of Pixelworks, Inc. All other trademarks and registration marks are the property of their respective corporations.
Non-GAAP Financial Measures
     This press release makes reference to non-GAAP gross margins, operating expenses and net loss which exclude acquisition related items, goodwill and intangible asset impairments, restructuring charges, stock-based compensation expense, and gain on repurchase of long-term debt, all of which are required under GAAP. The company believes these non-GAAP measures provide a meaningful perspective on its underlying cash flow dynamics, but cautions investors to consider these measures in addition to, not as a substitute for, its consolidated financial results presented in accordance with GAAP.

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Pixelworks Reports Third Quarter 2006 Financial Results
October 26, 2006

A reconciliation between GAAP and non-GAAP financial measures is included in the company’s quarterly earnings releases and is also available in the investor relations section of the company’s website.
Safe Harbor Statement
     This release contains statements, including the statements in the “Business Outlook for Fourth Quarter 2006” section above, that are forward-looking statements within the meaning of the “Safe Harbor” provisions of the federal Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the company’s business. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including those described above and the following: changes in growth in the advanced television, multimedia projector, digital media streaming device and flat panel monitor industries; changes in consumer confidence and spending, changes in customer ordering patterns or lead times; the success of our products in expanded markets; success in achieving operating efficiencies from our restructuring efforts; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; insufficient, excess or obsolete inventory and variations in inventory valuation; our product mix; new product yield rates, changes in regional demand for our product, non-acceptance of the combined technologies by leading manufacturers; changes in the recoverability of intangible assets and long lived assets; and other risk factors listed from time to time in the company’s Securities and Exchange Commission filings.
     The forward-looking statements we make today, speak as of today, and we do not undertake any obligation to update any such statements to reflect events or circumstances occurring after today. Please refer to our Annual Report on Form 10-K for the year ended December 31, 2005 and subsequent SEC filings for a description of factors that could cause actual results to differ materially from the preliminary results announced.
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Pixelworks Reports Third Quarter 2006 Financial Results
October 26, 2006

PIXELWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenue, net	$36,309	$46,794	$103,778	$128,370
Cost of revenue (1)	22,694	32,147	65,729	80,603
Impairment loss on acquired developed technology	—	—	21,330	—

Gross profit	13,615	14,647	16,719	47,767

Operating expenses:
Research and development (2)	13,981	15,997	43,974	37,170
Selling, general and administrative (3)	8,391	8,368	26,884	22,400
Impairment loss on goodwill	—	—	133,739	—
Impairment loss on acquired intangible assets	—	—	1,753	—
Restructuring	1,858	—	2,751	—
Amortization of acquired intangible assets	90	452	513	750

Total operating expenses	24,320	24,817	209,614	60,320

Loss from operations	(10,705)	(10,170)	(192,895)	(12,553)

Gain on repurchase of long-term debt, net	—	—	3,009	—
Interest income	1,521	1,031	4,241	4,439
Interest expense	(667)	(657)	(2,041)	(1,974)
Realized loss on sale of marketable securities	—	—	—	(779)
Amortization of debt issuance costs	(166)	(177)	(502)	(532)

Interest and other income, net	688	197	4,707	1,154

Loss before income taxes	(10,017)	(9,973)	(188,188)	(11,399)

Provision (benefit) for income taxes	87	(4,716)	540	(4,703)

Net loss	$(10,104)	$(5,257)	$(188,728)	$(6,696)

Net loss per share — basic and diluted	$(0.21)	$(0.11)	$(3.92)	$(0.14)

Weighted average shares outstanding — basic and diluted	48,414	47,520	48,175	47,218

(1) Includes:
Amortization of acquired developed technology	$705	$1,972	$3,382	$2,543
Amortization of acquired inventory mark-up	—	3,244	26	3,329
Amortization of acquired backlog	—	581	—	600
Stock-based compensation	43	36	162	47
(2) Includes stock-based compensation	831	424	3,088	584
(3) Includes stock-based compensation	1,325	166	4,172	230
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Pixelworks Reports Third Quarter 2006 Financial Results
October 26, 2006

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Reconciliation of GAAP and non-GAAP gross profit

GAAP gross profit	$13,615	$14,647	$16,719	$47,767

Impairment loss on acquired developed technology	—	—	21,330	—
Amortization of acquired developed technology	705	1,972	3,382	2,543
Amortization of acquired inventory mark-up	—	3,244	26	3,329
Amortization of acquired backlog	—	581	—	600
Stock-based compensation	43	36	162	47

Non-GAAP gross profit	$14,363	$20,480	$41,619	$54,286

Non-GAAP gross profit margin	39.6%	43.8%	40.1%	42.3%

Reconciliation of GAAP and non-GAAP net loss

GAAP net loss	$(10,104)	$(5,257)	$(188,728)	$(6,696)

Reconciling items included in cost of revenue:
Impairment loss on acquired developed technology	—	—	21,330	—
Amortization of acquired developed technology	705	1,972	3,382	2,543
Amortization of acquired inventory mark-up	—	3,244	26	3,329
Amortization of acquired backlog	—	581	—	600
Stock-based compensation	43	36	162	47
Reconciling item included in research and development:
Stock-based compensation	831	424	3,088	584
Reconciling item included in selling, general and administrative:
Stock-based compensation	1,325	166	4,172	230
Impairment loss on goodwill	—	—	133,739	—
Impairment loss on acquired intangible assets	—	—	1,753	—
Restructuring	1,858	—	2,751	—
Amortization of acquired intangible assets	90	452	513	750
Gain on repurchase of long-term debt, net	—	—	(3,009)	—
Realized loss on sale of marketable securities	—	—	—	779
Tax effect of non-GAAP adjustments	39	(2,210)	98	(3,297)

Non-GAAP net loss	$(5,213)	$(592)	$(20,723)	$(1,131)

Non-GAAP net loss per share — basic and diluted	$(0.11)	$(0.01)	$(0.43)	$(0.02)

Non-GAAP weighted average shares outstanding — basic and diluted	48,414	47,520	48,175	47,218

* - Our non-GAAP gross profit, non-GAAP net loss and non-GAAP net loss per share differs from GAAP gross profit, GAAP net loss and GAAP net loss per share due to the exclusion of acquisition-related items, goodwill and intangible asset impairments, restructuring charges, stock-based compensation expenses and gain on repurchase of long-term debt. Pixelworks’ management believes the presentation of non-GAAP gross profit, non-GAAP net loss and non-GAAP net loss per share provides useful information to investors regarding Pixelworks’ results of operations allowing investors to better evaluate underlying cash flow dynamics. Pixelworks’ management also uses each of these non-GAAP measures internally to better evaluate underlying cash flow dynamics. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.
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Pixelworks Reports Third Quarter 2006 Financial Results
October 26, 2006

PIXELWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
	2006	2005
ASSETS

Current assets:
Cash and cash equivalents	$56,635	$68,604
Short-term marketable securities	62,235	59,888
Accounts receivable, net	15,641	19,927
Inventories, net	14,714	26,577
Prepaid expenses and other current assets	4,194	7,277

Total current assets	153,419	182,273

Long-term marketable securities	12,667	17,145
Property and equipment, net	26,187	29,029
Other assets, net	19,160	18,277
Debt issuance costs, net	3,087	3,780
Acquired intangible assets, net	10,343	37,321
Goodwill	—	133,731

Total assets	$224,863	$421,556

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,863	$7,206
Accrued liabilities and current portion of long-term liabilities	23,557	26,269
Income taxes payable	9,809	9,507

Total current liabilities	40,229	42,982

Long-term liabilities, net of current portion	9,522	13,357
Long-term debt	140,000	150,000

Total liabilities	189,751	206,339

Shareholders’ equity	35,112	215,217

Total liabilities and shareholders’ equity	$224,863	$421,556